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                             TMCI ELECTRONICS, INC.
                       TOUCHE MANUFACTURING COMPANY, INC.,
                            TOUCHE ELECTRONICS, INC.,
                        ENTERPRISE INDUSTRIES, INC., and
                            TRINITY ELECTRONICS, INC.

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                           LOAN AND SECURITY AGREEMENT
                              Dated: March 2, 1998
                                 $25,000,000.00
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                            FLEET CAPITAL CORPORATION
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


                                      (vi)
                                TABLE OF CONTENTS

                                                                            Page


SECTION 1. CREDIT FACILITY...................................................1

  1.1 Revolving Credit Loans.................................................1
    1.1.1 Loans and Reserves.................................................1
    1.1.2 Use of Proceeds....................................................1

  1.2 Term and Equipment Loans...............................................2
    1.2.1 Term Loans-A.......................................................2
    1.2.2 Term Loan-B........................................................2
    1.2.3 Equipment Loans....................................................2

  1.3 Letters of Credit; LC Guaranties.......................................2


SECTION 2. INTEREST, FEES AND CHARGES........................................2

  2.1 Interest...............................................................2
    2.1.1 Rates of Interest..................................................2
    2.1.2 Default Rate of Interest...........................................3
    2.1.3 Maximum Interest...................................................3
    2.1.4 Adjustment to Interest Rate Margin.................................3
    2.1.5 LIBOR Rate Loans...................................................3

  2.2 Computation of Interest and Fees.......................................3

  2.3 Commitment Fee.........................................................4

  2.4 Letter of Credit and LC Guaranty Fees..................................4

  2.5 Unused Line Fee........................................................4

  2.6 Reimbursement of Expenses..............................................4

  2.7 Bank Charges...........................................................5


SECTION 3. LOAN ADMINISTRATION...............................................5

  3.1 Manner of Borrowing Revolving Credit Loans.............................5
    3.1.1 Loan Requests......................................................5
    3.1.2 Disbursement.......................................................6
    3.1.3 Authorization......................................................6

  3.2 Payments...............................................................6
    3.2.1 Principal on Revolving Credit Loans................................6
    3.2.2 Principal on Term Loans and Equipment Loans........................6
    3.2.3 Interest...........................................................7
    3.2.4 Costs, Fees and Charges............................................7
    3.2.5 Other Obligations..................................................7

  3.3 Mandatory Prepayments..................................................7

  3.4 Application of Payments and Collections................................7

  3.5 All Loans to Constitute One Obligation.................................7

  3.6 Loan Accounts..........................................................8

  3.7 Statements of Account..................................................8

  3.8 Appointment of TMCI as Agent...........................................8

  3.9 Funding Losses on LIBOR Loans..........................................8

  3.10 Changes in Law and LIBOR Loans........................................9


SECTION 4. TERM AND TERMINATION..............................................9

  4.1 Term of Agreement......................................................9

  4.2 Termination............................................................9
    4.2.1 Termination by Lender..............................................9
    4.2.2 Termination by Borrower...........................................10
    4.2.3 Termination Charges...............................................10
    4.2.4 Effect of Termination.............................................10


SECTION 5. SECURITY INTERESTS...............................................10

  5.1 Security Interest in Collateral.......................................11

  5.2 Lien Perfection; Further Assurances...................................11


SECTION 6. COLLATERAL ADMINISTRATION........................................11

  6.1 General...............................................................12
    6.1.1 Location of Collateral............................................12
    6.1.2 Insurance of Collateral...........................................12
    6.1.3 Protection of Collateral..........................................12

  6.2 Administration of Accounts............................................12
    6.2.1 Records, Schedules and Assignments of Accounts....................12
    6.2.2 Discounts, Allowances, Disputes...................................13
    6.2.3 Taxes.............................................................13
    6.2.4 Account Verification..............................................13
    6.2.5 Maintenance of Dominion Account...................................13
    6.2.6 Collection of Accounts, Proceeds of Collateral....................14

  6.3 Administration of Inventory...........................................14
    6.3.1 Records and Reports of Inventory..................................14
    6.3.2 Returns of Inventory..............................................14

  6.4 Administration of Equipment...........................................14

  6.4 Administration of Equipment...........................................14
    6.4.1 Records and Schedules of Equipment................................14
    6.4.2 Dispositions of Equipment.........................................14

  6.5 Payment of Charges....................................................15


SECTION 7. REPRESENTATIONS AND WARRANTIES...................................15

  7.1 General Representations and Warranties................................15
    7.1.1 Organization and Qualification....................................15
    7.1.2 Corporate Power and Authority.....................................15
    7.1.3 Legally Enforceable Agreement.....................................16
    7.1.4 Capital Structure.................................................16
    7.1.5 Corporate Names...................................................16
    7.1.6 Business Locations; Agent for Process.............................16
    7.1.7 Title to Properties; Priority of Liens............................16
    7.1.8 Accounts..........................................................16
    7.1.9 Equipment.........................................................17
    7.1.10 Financial Statements; Fiscal Year................................18
    7.1.11 Full Disclosure..................................................18
    7.1.12 Solvent Financial Condition......................................18
    7.1.13 Surety Obligations...............................................18
    7.1.14 Taxes............................................................18
    7.1.15 Brokers..........................................................19
    7.1.16 Patents, Trademarks, Copyrights and Licenses.....................19
    7.1.17 Governmental Consents............................................19
    7.1.18 Compliance with Laws.............................................19
    7.1.19 Restrictions.....................................................19
    7.1.20 Litigation.......................................................19
    7.1.21 No Defaults......................................................20
    7.1.22 Leases...........................................................20
    7.1.23 Pension Plans....................................................20
    7.1.24 Trade Relations..................................................20
    7.1.25 Labor Relations..................................................20
    7.1.26 Environmental Matters............................................20
    7.1.27 Interdependent Businesses and Operations.........................21
    7.1.28 Acquisitions.....................................................21

  7.2 Continuous Nature of Representations and Warranties...................21

  7.3 Survival of Representations and Warranties............................21


SECTION 8. COVENANTS AND CONTINUING AGREEMENTS..............................21

  8.1 Affirmative Covenants.................................................21
    8.1.1 Visits and Inspections............................................21
    8.1.2 Notices...........................................................22
    8.1.3 Financial Statements..............................................22
    8.1.4 Landlord and Storage Agreements...................................23
    8.1.5 Intentionally Deleted.............................................23
    8.1.6 Projections.......................................................23
    8.1.7 Compliance with Laws..............................................23
    8.1.8 Payment of Taxes, Charges.........................................24
    8.1.9 Business and Existence............................................25
    8.1.10 Maintain Properties..............................................25
    8.1.11 ERISA Compliance.................................................25

  8.2 Negative Covenants....................................................25
    8.2.1 Mergers; Consolidations; Acquisitions.............................25
    8.2.2 Loans.............................................................26
    8.2.3 Total Indebtedness................................................26
    8.2.4 Affiliate Transactions............................................27
    8.2.5 Limitation on Liens...............................................27
    8.2.6 Subordinated Debt.................................................27
    8.2.7 Distributions.....................................................27
    8.2.8 Capital Expenditures..............................................28
    8.2.9 Disposition of Assets.............................................28
    8.2.10 Stock of Subsidiaries............................................28
    8.2.11 Bill-and-Hold Sales, Etc.........................................28
    8.2.12 Restricted Investment............................................28
    8.2.13 Leases...........................................................28
    8.2.14 Tax Consolidation................................................28
    8.2.15 Fiscal Year......................................................28

  8.3 Specific Financial Covenants..........................................28
    8.3.2 Minimum Adjusted Tangible Net Worth...............................28
    8.3.2 Cash Flow.........................................................29


SECTION 9. CONDITIONS PRECEDENT.............................................29

  9.1 Conditions to Initial Loans and LC Guaranties.........................29
    9.1.1 Documentation.....................................................29
    9.1.2 Other Loan Documents..............................................29
    9.1.3 Availability......................................................29
    9.1.4 No Litigation.....................................................30
    9.1.5 Acquisitions......................................................30
    9.1.6 Landlord Waivers..................................................30
    9.1.7 Lien Filings......................................................30
    9.1.8 Insurance.........................................................30
    9.1.9 Subordinated Debt.................................................30
    9.1.10 Solvency.........................................................30
    9.1.11 No Material Adverse Change.......................................30
    9.1.12 Pen Electronics Litigation.......................................31
    9.1.13 Inventory Testing/Analysis.......................................31

  9.2 Conditions to All Loans and LC Guaranties.............................31


SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...............31

  10.1 Events of Default....................................................31
    10.1.1 Payment of Notes.................................................31
    10.1.2 Payment of Other Obligations.....................................31
    10.1.3 Misrepresentations...............................................31
    10.1.4 Breach of Specific Covenants.....................................32
    10.1.5 Breach of Other Covenants........................................32
    10.1.6 Default Under Security Documents/Other Agreements /Purchase
    Documents...............................................................32
    10.1.7 Other Defaults...................................................32
    10.1.8 Uninsured Losses.................................................32
    10.1.9 Adverse Changes..................................................32
    10.1.10 Insolvency and Related Proceedings..............................32
    10.1.11 Business Disruption; Condemnation...............................32
    10.1.12 Change of Ownership.............................................33
    10.1.13 ERISA...........................................................33
    10.1.14 Challenge to Agreement..........................................33
    10.1.15 Intentionally Omitted...........................................33
    10.1.16 Criminal Forfeiture.............................................33
    10.1.17 Judgments.......................................................33

  10.2 Acceleration of the Obligations......................................33

  10.3 Other Remedies.......................................................34

  10.4 Remedies Cumulative; No Waiver.......................................35


SECTION 11. MISCELLANEOUS...................................................35

  11.1 Power of Attorney....................................................35

  11.2 Indemnity............................................................36

  11.3 Modification of Agreement; Sale of Interest..........................37

  11.4 Severability.........................................................37

  11.5 Successors and Assigns...............................................37

  11.6 Cumulative Effect; Conflict of Terms.................................37

  11.7 Execution in Counterparts............................................37

  11.8 Notice...............................................................38

  11.9 Intentionally Omitted................................................39

  11.10 Joint and Several Liability.........................................39

  11.11 Suretyship Waivers and Consents.....................................39

  11.12 Contribution Agreement..............................................41

  11.13 Credit Inquiries....................................................42

  11.14 Time of Essence.....................................................42

  11.15 Entire Agreement....................................................42

  11.16 Interpretation......................................................43

  11.17 Governing Law; Consent To Forum.....................................43

  11.18 Waivers By Borrowers................................................44

  11.19 Prejudgement Remedy Waiver; Commercial Transaction..................44

                                     -46-
                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT is made this 2nd day of March, 1998, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 and TMCI ELECTRONICS, INC., a Delaware corporation ("TMCI"), TOUCHE MANUFACTURING COMPANY, INC., a California corporation ("Touche Manufacturing"), TOUCHE ELECTRONICS, INC., a California corporation ("Touche Electronics"), ENTERPRISE INDUSTRIES, INC., a California corporation ("Enterprise") and TRINITY ELECTRONICS, INC., a California corporation ("Trinity") (TMCI, Touche Manufacturing, Touche Electronics, Enterprise and Trinity are each referred to as a "Borrower" and collectively as the "Borrowers") with their chief executive office and principal place of business at 1875 Dobbin Drive, San Jose, California 95133. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1.    CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $25,000,000.00 available upon Borrowers' request therefor, as follows:

1.1   Revolving Credit Loans.
      1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus the LC Amount and reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem reasonably necessary or appropriate, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (ii) amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower; and (iii) such other matters, events, conditions or contingencies as to which Lender, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.

      1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrowers to Manufacturers Bank, and for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

1.2   Term and Equipment Loans.

      1.2.1 Term Loan-A. Lender agrees to make a term loan to Borrowers on the Closing Date in the principal amount of $4,700,000.00, which shall be repayable in accordance with the terms of the Term Note-A and shall be secured by all of the Collateral. The proceeds of the Term Loan-A shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

      1.2.2 Term Loan-B. Lender agrees to make a second term loan to Borrowers on the Closing Date in the principal amount of $2,000,000.00, which shall be repayable in accordance with the terms of the Term Note-B and shall be secured by all of the Collateral. The proceeds of the Term Loan-B shall be used solely for the purposes for which the proceeds of Revolving Credit Loans are authorized to be used.

      1.2.3 Equipment Loans. Lender agrees, for so long as no Default or Event of Default exists, to make Loans ("Equipment Loans") to Borrowers from time to time, during the Original Term, to finance Borrowers' purchases of Equipment for use in their businesses. Each Equipment Loan shall be in a principal amount mutually agreed upon but not to exceed ninety percent (90%) of the Eligible Equipment Cost, shall be secured by all of the Collateral and shall be evidenced by and payable in accordance with the Equipment Note. The principal amount of Equipment Loans hereunder shall not exceed, in the aggregate, $1,500,000.00 during any twelve consecutive months during the Original Term and shall not exceed in the aggregate $4,000,000.00 during the Original Term.

1.3   Letters of Credit; LC Guaranties.

      Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrowers, to (i) issue its, or cause to be issued by its Affiliates, standby Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to standby Letters of Credit, provided that the LC Amount at any time shall not exceed $2,000,000.00. No Letter of Credit or LC Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

SECTION 2.    INTEREST, FEES AND CHARGES

2.1 Interest.
      2.1.1 Rates of Interest. Interest shall accrue on the Term Loans and the Equipment Loans in accordance with the terms of the respective Term Notes and the Equipment Note. Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to .25% plus the Prime Rate. The rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs.

      2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% above the interest rate otherwise applicable thereto (the "Default Rate").

      2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Term Notes or the Equipment Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Notes or the Equipment Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement, the Term Notes or the Equipment Note are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

      2.1.4 Adjustment to Interest Rate Margin. The margin above the Prime Rate with respect to the Revolving Credit Loans, Term Loans and Equipment Loans shall be reduced by (a) .25%, the first day after the month following the receipt by Lender of TMCI's audited financial statements from TMCI's fiscal year ending December 31, 1998, prepared and delivered in accordance with subsection 8.1.3(i) evidencing that the Cash Flow for TMCI for the fiscal year then ended, exceeded $750,000.00 (the "First Adjustment Date"); and (b) with respect to the Term Loans and Equipment Loans only, by an additional reduction of .25%, the first day of the month following the receipt by Lender of TMCI's audited financial statements for TMCI's fiscal quarter ending December 31, 1999, prepared and delivered in accordance with subsection 8.1.3(i) evidencing that the Cash Flow for TMCI for the fiscal year then ended exceeded $1,000,000.00 (the "Second Adjustment Date").

      2.1.5 LIBOR Rate Loans. Following the satisfaction of the conditions to the First Adjustment Date, the Borrowers may elect, in accordance with the terms of this Agreement, (a) with respect to Revolving Credit Loans, or portions thereof, as provided herein, for such Loans to bear interest based upon the LIBOR Rate, at a rate per annum equal to two and one-half percent (2.50%) plus the LIBOR Rate for the applicable LIBOR Interest Period, (b) with respect to Term Loan-A and the Equipment Loans or portions thereof, as provided herein, for such Loans to bear interest based on the LIBOR Rate, at a rate per annum equal to two and three-quarters percent (2.75%) plus the LIBOR Rate for the applicable LIBOR Interest Period, and(c) with respect to Term Loan-B or portions thereof, as provided herein, for such Loan to bear interest based upon the LIBOR Rate, at a rate per annum equal to three and three-quarters percent (3.75%) plus the LIBOR Rate for the applicable LIBOR Interest Period. Following the satisfaction of the conditions to the Second Adjustment Date, the foregoing margins above the LIBOR Rate will be reduced by one-quarter percent (.25%).

2.2   Computation of Interest and Fees.

      Interest, Letter of Credit and LC Guaranty fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items in Lender's account located in Fleet National Bank, Boston, Massachusetts.

2.3   Commitment Fee.

      Borrowers shall pay to Lender a commitment fee of $250,000.00, which shall be paid concurrently with the initial Loan hereunder. Borrower has deposited $100,000 with Lender which Lender shall account for and after written approval thereof shall promptly remit balance after expenses to Borrower.

2.4 Letter of Credit and LC Guaranty Fees.

      Borrower shall pay to Lender for standby Letters of Credit and LC Guaranties of standby Letters of Credit, 1.75% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

2.5   Unused Line Fee.

      Borrower shall pay to Lender a fee equal to .25% per annum of the average monthly amount by which the total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans, Term Loans, and Equipment Loans plus the LC Amount. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

2.6   Reimbursement of Expenses.

      If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs reasonable legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) audits and appraisals of Borrowers' books and records and of the Collateral; (iv) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers' affairs; (v) any attempt to enforce any rights of Lender against any Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (vi) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.6 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

2.7   Bank Charges.

      Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender) arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Lender, of proceeds of loans made by Lender to any Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3.    LOAN ADMINISTRATION.

3.1   Manner of Borrowing Revolving Credit Loans.
      Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

      3.1.1 Loan Requests. A request for a Revolving Credit Loan bearing interest with reference to the Prime Rate shall be made, or shall be deemed to be made, in the following manner: (i) Borrowers may give Lender notice of their intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 2:30 p.m., Hartford, Connecticut time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Term Notes or the Equipment Note, whether as interest or for any other Obligation, including, without limitation, at any time that LIBOR Loans may be available hereunder, upon the maturity of any LIBOR Loan at the end of the applicable LIBOR Internal Period, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrowers, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from a Borrower, Lender shall have no liability to any Borrower for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it. At such time as LIBOR Loans may be available to Borrowers hereunder, Borrowers may convert any Loan or portion thereof bearing interest with reference to the Prime Rate to a LIBOR Loan or request a LIBOR Loan by giving Lender not less than three (3) Business Days prior irrevocable written notice thereof specifying the amount of such LIBOR Loan, which shall not be less than $500,000 or an integral multiple of $100,000 in excesses thereof, the date of the requested LIBOR Loan (which shall be a Business Day) and the duration of the LIBOR Interest Period of such LIBOR Loan, provided, however, that in no event shall the number of LIBOR Loans outstanding at any time exceed five (5), and provided, further that no such Loan request may be made at a time when there exists a Default or an Event of Default

      3.1.2 Disbursement. Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

      3.1.3 Authorization. Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account(s) hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrowers to Lender hereunder.

3.2   Payments.

      Except where evidenced by notes or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligation shall be payable as follows:

      3.2.1 Principal on Revolving Credit Loans. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers to Lender immediately upon the earliest of (i) the receipt by Lender or Borrowers of any proceeds of any of the Collateral (other than proceeds that under the terms of this Agreement are specifically to be applied to the Term Loans or Equipment Loans), to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance.

      3.2.2 Principal on Term Loans and Equipment Loans. Principal payable on the Term Loans and the Equipment Loans shall be payable in accordance with the terms of the Notes applicable thereto and shall in any event be payable to Lender immediately upon the earliest of (i) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (ii) termination of this Agreement.

      3.2.3 Interest. Interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

      3.2.4 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

      3.2.5 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

3.3   Mandatory Prepayments.

      Except as provided in subsection 6.4.2 hereof, if any Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrowers and as a mandatory prepayment of the Term Loans or the Equipment Loans, in such order and to such Loans, as determined by Lender, a sum equal to the proceeds (including insurance payments) received by Borrowers from such sale, loss, destruction or condemnation.

3.4   Application of Payments and Collections.

      All items of payment received by Lender by 2:30 p.m., Hartford, Connecticut time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:30 p.m., Hartford, Connecticut time, on any Business Day shall be deemed received on the following Business Day. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan or any Equipment Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

3.5   All Loans to Constitute One Obligation.

      The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Lender's Lien upon all of the Collateral.

3.6   Loan Accounts.

      Lender shall enter all Loans as debits to the Loan Account(s) and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

3.7   Statements of Account.

      Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within 30 days of the date each accounting is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

3.8   Appointment of TMCI as Agent.

      Borrowers hereby irrevocably appoint and constitute TMCI as their agent to request Revolving Credit Loans and to take all actions required or permitted hereunder in the name of and on behalf of each and all the Borrowers. This appointment shall include, without implied limitation, the designation of TMCI as the agent of the Borrowers to furnish all notices to the Lender including, without limitation, any notice under subsection 4.2.2, and to receive all notices from the Lender including, without limitation, all statements of Loan Account(s) under this Agreement and the other Loan Documents. This appointment may not be terminated while this Agreement is in effect or the Obligations are outstanding without the prior written consent of Lender. Loans may be made by Lender to TMCI for the benefit of the Borrowers and shall be disbursed by TMCI to the other Borrowers in accordance with the lending formulas under Section 1.1, and the value of the Eligible Accounts, Eligible Inventory and Equipment of each Borrower and the advance rates applicable thereto as provided herein. At any time Lender may, in its discretion, disburse Loans to the Borrowers directly or as otherwise provided in this Agreement.

3.9   Funding Losses on LIBOR Loans.

      In the event that any LIBOR Loan is repaid or terminated for any reason on a date prior to the expiration of the LIBOR Interest Period with respect thereto or Borrowers fail to borrow a LIBOR Loan when requested under Section 3.1.1, then in addition to any other amounts which are due and payable under the terms of this Agreement (including, but not limited to, Section 4.2.3 hereof)
Borrowers shall pay to Lender, upon Lender's demand therefor, such amount or amounts as shall compensate Lender for any loss, cost or expense incurred by Lender as a result of (i) any payment or prepayment (whether pursuant to Section
4.2 or otherwise) of a LIBOR Loan on a date other than the last day of the LIBOR Interest period applicable to such LIBOR Loan, or (ii) any failure by Borrowers to pay or prepay a LIBOR Loan on the date specified in the relevant notice of prepayment delivered by Borrowers, or (iii) any failure by Borrowers to borrow a LIBOR Loan on the date specified in the applicable notice delivered pursuant to
Section 3.1.1. Such compensation shall include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the applicable LIBOR Interest Period for such LIBOR Loan (or, in the case of a failure to prepay or borrow, the LIBOR Interest Period for such LIBOR Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such LIBOR Loan, over (y) the amount of interest (as reasonably determined by Lender) that Lender would have been paid on deposits in the United States dollars of comparable amounts for a comparable period of time by leading banks in the London Interbank Market. A certificate as to the amounts due from Borrowers to Lender shall be conclusive, absent manifest error.

3.10  Changes in Law and LIBOR Loans.

      Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain its LIBOR Loans, or if with respect to any LIBOR Rate relating thereto, or adverse or unusual conditions in the applicable London Interbank Market or changes in applicable law relating thereto make it, in the reasonable good faith judgment of Lender, impracticable to fund LIBOR Loans or make the projected LIBOR Rate unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make LIBOR Loans hereunder shall forthwith be canceled and the Borrowers shall, if any affected LIBOR Loans are then outstanding promptly upon request of Lender, either pay all such affected LIBOR Loans or convert such affected LIBOR Loans into Prime Rate Loans. If any such payment or conversion of any LIBOR Loan is made on a day that is not the last day of the applicable LIBOR Interest Period, Borrowers shall pay Lender, upon Lender's request, such amount or amounts as may be required pursuant to Section 3.9 hereof.


SECTION 4.    TERM AND TERMINATION

4.1 Term of Agreement.
      Subject to Lender's right to cease making Loans to Borrowers upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of five years from the date hereof, through and including March 2, 2003 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

4.2   Termination.

      4.2.1 Termination by Lender. Upon at least 90 days prior written notice to Borrowers, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

      4.2.2 Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan or credit facility available hereunder may be terminated singly.

      4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty as a result of the agreement by Lender to defer payment of fees that would otherwise be charged at the inception of this Agreement, an amount equal to 2% of the Average Loan Balance if termination occurs during the first twelve-month period of the Original Term (March 2, 1998 through March 1, 1999); 1% of the Average Loan Balance if termination occurs during the second 12-month period of the Original Term (March 2, 1999) through March 1, 2000); 1% of the Average Loan Balance if termination occurs during the third 12 month period of the Original Term (March 2, 2000 through March 1, 2001). If termination occurs on or after March 2, 2001, no termination charge shall be payable.

      4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on such monetary reserves for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.    SECURITY INTERESTS

5.1   Security Interest in Collateral.
      To secure the prompt payment and performance to such Lender of the Obligations, each Borrower hereby grants to Lender a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

            (i)         Accounts;

            (ii)        Inventory;

            (iii)       Equipment;

            (iv)        General Intangibles;

            (v)         Investment Property;

            (vi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

            (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

            (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

5.2   Lien Perfection; Further Assurances.

      Borrowers shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, each Borrower hereby authorizes Lender to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 6.    COLLATERAL ADMINISTRATION

6.1 General.
      6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

      6.1.2 Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

      6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

6.2   Administration of Accounts.

      6.2.1 Records, Schedules and Assignments of Accounts. Borrowers shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrowers shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $25,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrowers shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrowers shall execute and deliver to Lender formal written assignments of all of their Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

      6.2.2 Discounts, Allowances, Disputes. If Borrowers grant any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000 are in dispute between any Borrower and any Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrowers.

      6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

      6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

      6.2.5 Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox arrangements acceptable to Lender with such banks as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account(s) for application on account of the Obligations. All funds deposited in any Dominion Account shall immediately become the property of Lender and Borrowers shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

      6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of their Accounts for Lender. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrowers as trustee of an express trust for Lender's benefit and Borrowers shall immediately deposit same in kind in the Dominion Account(s). Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrowers.

6.3   Administration of Inventory.

      6.3.1 Records and Reports of Inventory. Borrowers shall keep accurate and complete records of their inventory. Borrowers shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

      6.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to a Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $25,000 Borrowers shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

6.4   Administration of Equipment.

      6.4.1 Records and Schedules of Equipment. Borrowers shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of their Equipment and all dispositions made in accordance with subsection 6.6.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

      6.4.2 Dispositions of Equipment. Borrowers will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrowers shall have given Lender at least 5 Business Days prior written notice of such disposition.

6.5   Payment of Charges.

      All amounts chargeable to Borrowers under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.    REPRESENTATIONS AND WARRANTIES

7.1   General Representations and Warranties.
      To induce Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Lender that:

      7.1.1 Organization and Qualification. Each Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions in which the failure of a Borrower or any of its Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of such Borrower or any of its Subsidiaries.

      7.1.2 Corporate Power and Authority. Each Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower or any of their Subsidiaries; (ii) contravene any Borrower's or any of their Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower or any of their Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of their Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of their Subsidiaries is a party or by which any Borrower or any of their Subsidiaries or their Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of their Subsidiaries.

      7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and their Subsidiaries enforceable against each of them in accordance with its respective terms.

      7.1.4 Capital Structure. Exhibit D hereto states (i) the correct name of each of the Subsidiaries of each Borrower, their jurisdictions of incorporation and the percentage of Voting Stock owned by Borrowers, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of five percent (5%) or more of any class, series or type of outstanding Securities of each Borrower and each Subsidiary of any Borrower and (iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of any Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any Borrower's shareholders relating to the ownership of its shares of capital stock, except as disclosed in Exhibit R hereto.

      7.1.5 Corporate Names. No Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

      7.1.6 Business Locations; Agent for Process. Each Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, no Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

      7.1.7 Title to Properties; Priority of Liens. Each Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

      7.1.8 Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

            (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

            (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

            (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

            (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

            (v) No Borrower has made an agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrowers in the ordinary course of their businesses for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

            (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

            (vii) To the best of Borrowers' knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

            (viii) To the best of Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

      7.1.9 Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrowers will not permit any of the Equipment to become affixed to any real Property leased to any Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrowers will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

      7.1.10   Financial   Statements;   Fiscal  Year.  The   Consolidated   and
consolidating balance sheets of TMCI and such other Persons described therein (including the accounts of all Subsidiaries of TMCI for the respective periods during which a Subsidiary relationship existed) as of September 30, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of TMCI and such persons at such dates and the results of TMCI's and its Subsidiaries' operations for such periods. Since September 30, 1997, there has been no material change in the condition, financial or otherwise, of TMCI and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of TMCI and each of its Subsidiaries ends on December 31st of each year.

      7.1.11 Full Disclosure. The financial statements referred to in subsection
7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrowers to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have failed to disclose to Lender in writing which materially affects adversely or, so far as any Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of any Borrower or any of their Subsidiaries or the ability of any Borrower or their Subsidiaries to perform this Agreement or the other Loan Documents.

      7.1.12 Solvent Financial Condition. Each Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder, at all times will be, Solvent.

      7.1.13 Surety Obligations. No Borrower nor any of their Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

      7.1.14 Taxes. Each Borrower's federal tax identification number is shown on Exhibit F. The federal tax identification number of each Borrower's Subsidiaries is shown on Exhibit F hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrowers maintains reasonable reserves on their books therefor. The provision for taxes on the books of Borrowers and their Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

      7.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement except as disclosed on Exhibit Q hereto.

      7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

      7.1.17 Governmental Consents. Each Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

      7.1.18 Compliance with Laws. Each Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to any Borrower or their such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of their Subsidiaries under any such law, rule or regulation. Each Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.
      7.1.19 Restrictions. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of their Subsidiaries, as applicable.

      7.1.20 Litigation. Except as set forth on Exhibit I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of their Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of their Subsidiaries. No Borrower nor any of their Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

      7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of their Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

      7.1.22 Leases. Exhibit J hereto is a complete listing of all capitalized leases of Borrowers and their Subsidiaries and Exhibit K hereto is a complete listing of all operating leases of Borrowers and their Subsidiaries. Each Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

      7.1.23 Pension Plans. Except as disclosed on Exhibit L hereto, no Borrower nor any of their Subsidiaries has any Plan. Each Borrower and each of their Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Borrower or any of their Subsidiaries exists in connection with any Plan. No Borrower nor any of their Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

      7.1.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers or any of their Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower or any of its Subsidiaries or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

      7.1.25 Labor Relations. Except as described on Exhibit M hereto, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      7.1.26 Environmental Matters. Each Borrower and their respective Subsidiaries has obtained and is in compliance with all permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected (either individually or in the aggregate) to have a material adverse effect on the Borrowers and their Subsidiaries. Each Borrower and their respective Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent any such non-compliance would not reasonably be expected (either individually or in the aggregate) to have a material adverse effect on the Borrowers or their Subsidiaries.

      7.1.27 Interdependent Businesses and Operations. Each of the Borrowers acknowledges and agrees that it acts interdependently with the other Borrowers as part of an integrated group of businesses, relies upon the other Borrowers in its operations and business and will derive direct and indirect economic benefits from the Loans, Letters of Credit and LC Guaranties to be made and issued hereunder by Lender. The consolidation of the borrowings by Borrowers under this Agreement will utilize the combined financial capabilities of the Borrowers in the most efficient and economical manner and enhances the aggregate borrowing power of the Borrowers to the mutual benefit and advantage of the Borrowers.

      7.1.28 Acquisitions. No default has occurred under any of the Purchase Documents.

7.2   Continuous Nature of Representations and Warranties.

      Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of any Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

7.3   Survival of Representations and Warranties.

      All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.    COVENANTS AND CONTINUING AGREEMENTS

8.1   Affirmative Covenants.
      During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

      8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers and each of their Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrowers' and each of their Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

      8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading. Notify Lender ten (10) days in advance of Borrowers' non-compliance with Section 8.1.12 or Section 8.1.13.

      8.1.3 Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

            (i) not later than 90 days after the close of each fiscal year of TMCI, unqualified audited financial statements of TMCI and its
      Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by TMCI but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

            (ii) not later than 45 days after the end of each fiscal quarter hereafter, including the last fiscal quarter of TMCI's fiscal year, unaudited interim financial statements of TMCI and its Subsidiaries as of the end of such quarter and of the portion of TMCI's financial year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of TMCI as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of TMCI and its Subsidiaries for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iii) not later than 30 days after the end of each month hereafter, including the last month of TMCI's fiscal year, unaudited interim financial statements of TMCI and its Subsidiaries as of the end of such month and of the portion of TMCI's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of TMCI as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of TMCI and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which TMCI has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which TMCI files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

            (v) promptly after the filing thereof, copies of any annual report to be filed in compliance with ERISA in connection with each Plan; and

            (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' and each of their Subsidiaries' financial condition or results of operations.

      Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of TMCI and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i), (ii) and (iii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit N hereto executed by the Chief Financial Officer of Borrower.

      8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

      8.1.5 Intentionally Deleted.

      8.1.6  Projections.  No later than 30 days prior to the end of each fiscal
year  of  Borrowers,   deliver  to  Lender  Projections  of  Borrowers  for  the
forthcoming fiscal year, month by month.

      8.1.7 Compliance with Laws. Borrowers shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, ERISA, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

            (a) Borrowers shall establish and maintain, at their expense, a system to assure and monitor their continued compliance with all Environmental Laws in all of their operations, which system shall include annual reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

            (b) Borrowers shall give both oral and written notice to Lender immediately upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or
      (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

            (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non- compliance, or any condition which requires any action by or on behalf of Borrowers or any of their Subsidiaries in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where any Borrower's or its Subsidiaries' non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non- compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

            (d) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers or any of their Subsidiaries and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this
      Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      8.1.8 Payment of Taxes, Charges. Pay and cause each of its Subsidiaries to pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attached thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      8.1.9 Business and Existence. Preserve and not change its business from the manufacture and sale of metal fabrications, cable assemblies and electronic components for original equipment manufacturers, preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for Borrowers to conduct their businesses in such states or in which the failure of a Borrower to be so qualified would have a material adverse effect on the financial condition, business or Properties of such Borrower.

      8.1.10      Maintain   Properties.   Maintain  its  Properties  in  good
condition and make all necessary renewals, repairs, replacements, additions and improvements thereto.

      8.1.11 ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) furnish to Lender, promptly upon Lender's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its subject to said Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrowers believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan.

      8.1.12 Mandatory Conversion of Subordinated Debt. If the subordinated indebtedness of TMCI under the Convertible Subordinated Debenture due 2001 dated February 10, 1998 has not previously been converted into common stock of TMCI prior to February 10, 2001, TMCI shall convert such subordinated indebtedness into common stock on February 15, 2001.

      8.1.13 Mandatory Payment Through Stock Delivery. Payments of the "Shortfall Amount" under that certain Settlement and Release Agreement by and among Pen Interconnect, Inc., TMCI Electronics, Inc., Touche Electronics, Inc., and Rolando Loera dated December 5, 1997 shall be paid through the delivery of stock only and not in cash.

8.2   Negative Covenants.

      During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

      8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person. Notwithstanding the foregoing, TMCI or a Subsidiary of TMCI may acquire substantially all of the assets or all of the capital stock of First Source, Inc. provided that Borrowers shall (i) provide to Lender copies of any letter of intent, memorandum of understanding or offer letters with respect to such acquisitions promptly following the signing thereof, (ii) provide to Lender copies of all Purchase Documents relating to such acquisition at least five (5) Business Days prior to the signing thereof, which Purchase Documents must be satisfactory to Lender, (iii) arrange for Lender and its representatives to have access to the entity to be acquired and its books, records and assets and to the Borrowers' due diligence information and evaluation thereof prior to any closing on such acquisition for the purpose of conducting a due diligence investigation thereof and to verify that after giving effect to such acquisition, Borrowers will continue to have sufficient Availability, as reasonably determined by Lender, (iv) cause the entity to be acquired or, if a Subsidiary of TMCI that acquires the business thereof, to become a co-borrower under this Agreement or a guarantor of the Obligations, as the Lender may determine, and to grant to Lender a first priority perfected Lien in all of its personal and real Property, tangible and intangible.

      8.2.2 Loans. Make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

      8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

            (i)         Obligations owing to Lender;

            (ii) Subordinated Debt existing on the date of this Agreement and Subordinated Debt issued hereafter on terms and conditions approved by Lender and subject to a Subordination Agreement acceptable to Lender;

            (iii) Indebtedness of any Subsidiary of any Borrower to such Borrower or of any Borrower to another Borrower;

            (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings, and Borrowers or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrowers or such Subsidiary and their independent accountants;

            (v)         Obligations  to pay Rentals  permitted  by  subsection
      8.2.13;

            (vi)        Permitted Purchase Money Indebtedness;

            (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and
            (viii) Indebtedness not included in paragraphs (i) through (vii) above which does not exceed at any time, in the aggregate, the sum of $100,000.00.

      8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of a Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrowers than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of a Borrower or such Subsidiary.

      8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, including, without limitation, the capital stock of the Subsidiaries, whether now owned or hereafter acquired, except:

            (i)         Liens at any time granted in favor of Lender;

            (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

            (iii) Liens arising in the ordinary course of a Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or materially impair the use thereof in the operation of Borrower's business;

            (iv)        Purchase  Money  Liens  securing   Permitted  Purchase
      Money Indebtedness;

            (v) Liens securing Indebtedness of a Borrower's Subsidiaries to such Borrower or another such Subsidiary;

            (vi)        such other Liens as appear on Exhibit O hereto; and

            (vii) such other Liens as Lender may hereafter approve in writing.

      8.2.6 Subordinated Debt. Make, or permit any Subsidiary of any Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except for regularly scheduled payments of interest thereon, so long as no Default or Event of Default exists hereunder.

      8.2.7 Distributions . Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions.

      8.2.8 Capital Expenditures. Make Capital Expenditures that are not financed by way of capitalized leases or purchase money financings or as otherwise permitted hereunder, which, in the aggregate, as to Borrowers and their Subsidiaries as a group, exceed $750,000.00 during any fiscal year of Borrower.

      8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to a Borrower by a Subsidiary of such Borrower or (iii) dispositions expressly authorized by this Agreement.

      8.2.10 Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

      8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

      8.2.12      Restricted   Investment.   Make  or  have,   or  permit  any
Subsidiary of any Borrower to make or have, any Restricted Investment.

      8.2.13 Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any such operating lease.

      8.2.14  Tax   Consolidation.   File  or  consent  to  the  filing  of  any
consolidated income tax return with any Person other than a Borrower or a Subsidiary of a Borrower.

      8.2.15      Fiscal Year.  Change its fiscal year.

8.3   Specific Financial Covenants.

      During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers covenant that, unless otherwise consented to by Lender in writing, TMCI shall:

      8.3.1 Minimum Adjusted Tangible Net Worth. Maintain at all times a Consolidated Adjusted Tangible Net worth of not less than the amount shown below for the period corresponding thereto:


                 Period                             Amount

                 Closing Date through December      $3,750,000.00
                 31,1998
                 January 1, 1999 through December   $4,500,000.00
                 31, 1999
                 Each January 1st thereafter        The amount for the
                 through the following December     prior year plus
                 31st                               $750,000.00

      8.3.2 Cash Flow. Achieve Cash Flow for each fiscal period set forth below of not less than the amount show below for the period corresponding thereto:


                 Period                             Amount

                 Three Months Ended March 31, 1998 $ - 0 Six Months Ended June 30, 1998 $ - 0 Nine Months Ended September 30, $250,000.00 1998
                 Twelve Months Ended December 31, $500,000.00 1998 Each Fiscal Quarter Ending $500,000.00 Thereafter For the Prior Four Fiscal Quarters

SECTION 9.    CONDITIONS PRECEDENT

9.1 Conditions to Initial Loans and LC Guaranties.
      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make the initial Loans and LC Guaranties under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

      9.1.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

      9.1.2 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

      9.1.3 Availability. Lender shall have determined that immediately after Lender has made the initial Loans and issued the initial Letters of Credit and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $2,000,000.00.

      9.1.4 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

      9.1.5 Acquisitions. The Borrowers shall have furnished to Lender and its legal counsel complete copies of all Purchase Documents relating to the Borrowers' proposed acquisitions of Trinity Electronics, Inc. and First Source, Inc. and such Purchase Documents shall be in form and substance satisfactory to Lender.

      9.1.6  Landlord  Waivers.   Landlord,   warehouseman  or  other  necessary
agreements satisfactory to Lender shall be furnished to Lender for all locations where Collateral is located that are not owned by Borrower.

      9.1.7 Lien Filings. Lender shall have received copies of all filing receipts or acknowledgments issued to evidence all filings or recordations necessary to perfect the Liens of Lender in the Collateral in a form acceptable to Lender to ensure that such Liens constitute first and only priority valid and perfected Liens.

      9.1.8 Insurance. Borrowers shall deliver to Lender certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Lender as a co-insured.

      9.1.9 Subordinated Debt. Borrowers shall have received a cash investment of Subordinated Debt of not less than $3,000,000.00 and the holders of all Subordinated Debt issued by any Borrower shall have duly executed and delivered to Lender a Subordination Agreement in form and substance satisfactory to Lender.

      9.1.10  Solvency.   Lender  shall  have  received  such  certificates  and
documents demonstrating the Solvency of each Borrower, including, without limitation, the Solvency Certificate after giving effect to the transactions contemplated by this Agreement and the Purchase Documents, as Lender shall find acceptable, including, without limitation, the pro forma balance sheet, forecasted financial statements consisting of balance sheets, income statements and cash flow statements for Borrowers covering at least the three-year period commencing on the Closing Date, prepared by Borrowers and a fair valuation balance sheet for Borrower.

      9.1.11 No Material Adverse Change. Since September 30, 1997 there shall not have occurred any material adverse change in the business, financial condition or results of operations of the Seller or the Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower.

      9.1.12 Pen Electronics Litigation. The litigation between Pen Electronics, Inc. and TMCI shall have been resolved in a manner satisfactory to Lender and Pen Electronics, Inc. shall have released its Liens, if any, on the assets of the Borrowers.

      9.1.13 Inventory Testing/Analysis. Lender shall have conducted further testing and analysis of the Borrowers' Inventory and of the Borrowers'
management information systems and such testing and analysis shall be satisfactory to Lender.

9.2 Conditions to All Loans and LC Guaranties.

      Notwithstanding any other provision of this Agreement or other Loan Documents and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan or LC Guaranty (including the initial Loans and LC Guaranties) unless each of the following conditions are satisfied:

            (a) All representations and warranties contained herein and in the other Loan Documents shall be true and correct in all respects.

            (b) No material adverse change in the business, financial condition, or results of operations of any Borrower shall have occurred since the date of Lender's latest audit of Borrowers including, without limitation, that no material investigation, litigation or other proceedings shall be pending or threatened against any Borrower.

            (c) No Default or Event of Default shall exist.

            (d) Lender shall have received such additional documents, statements, certificates, information and evidence as Lender may request and all documents and all actions required to be taken on or before the making of any Loan shall have been taken.

SECTION 10.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

10.1 Events of Default.
      The occurrence of one or more of the following events shall constitute an "Event of Default":

      10.1.1 Payment of Notes. Borrowers shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Notes or the Equipment Note on the due date of such installment.

      10.1.2 Payment of Other Obligations. Borrowers shall fail to pay any of the Obligations that are not evidenced by the Term Notes or the Equipment Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

      10.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower, any Subsidiary of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect  when made or  furnished  or when  reaffirmed  pursuant  to Section  7.2 hereof.

      10.1.4 Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.1, 6.1.2, 6.2.4, 6.2.5, 6.2.6, 8.1.1, 8.1.3, 8.1.12, 8.1.13, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant.

      10.1.5 Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrowers' receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of any Borrower.

      10.1.6 Default Under Security Documents/Other Agreements/Purchase Documents. Any event of default shall occur under, or Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents; or the Other Agreements or the Purchase Documents and such default shall continue beyond any applicable grace period.

      10.1.7 Other Defaults. There shall occur any default or event of default on the part of any Borrower under any agreement, document or instrument to which a Borrower is a party or by which a Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

      10.1.8 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

      10.1.9 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of any Borrower.

      10.1.10 Insolvency and Related Proceedings. Any Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower under the Bankruptcy Code (if against any Borrower, the continuation of such proceeding for more than 30 days), or any Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

      10.1.11 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower for a period which significantly affects any Borrower's capacity to continue its business, on a profitable basis; or any Borrower, or any Subsidiary of Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower which is necessary to the continued or lawful operation of its business; or any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

      10.1.12 Change of Ownership. A Change in Control shall occur with respect to TMCI or TMCI shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of each of its Subsidiaries.
      10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Borrower's, or such Subsidiary's complete or partial withdrawal from such Plan.

      10.1.14 Challenge to Agreement. Any Borrower, any Subsidiary of Borrower, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

      10.1.15     Intentionally Omitted.

      10.1.16 Criminal Forfeiture. Any Borrower, or any Subsidiary of Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, or any Subsidiary of Borrower.

      10.1.17 Judgments. Any money judgment, in an amount in excess of $50,000.00 for any single judgment or exceeding $100,000.00 in the aggregate or any writ of attachment or similar process is filed against any Borrower, or any Subsidiary of Borrower, or any of their respective Property.

10.2  Acceleration of the Obligations.

      Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

10.3  Other Remedies.

      Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

      10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

      10.3.2 The right to take immediate  possession of the  Collateral,  and to
(i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrowers, Borrowers agree not to charge Lender for storage thereof).

      10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that 10 days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain jointly and severally liable to Lender therefor.

      10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit.

      10.3.5 Lender may, at its option, require Borrowers to deposit with Lender funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full in cash, returned to Borrowers.

10.4  Remedies Cumulative; No Waiver.

      All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

SECTION 11.   MISCELLANEOUS

11.1 Power of Attorney.
      Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as each such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrowers and in either any or all Borrowers' or Lender's names, but at the cost and expense of Borrowers:

      11.1.1 At such time or times as Lender or said agent, in its sole discretion, may determine, endorse any Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

      11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate;
(vii) endorse the name of Borrowers upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrowers upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrowers' stationery and sign the name of Borrowers to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

11.2  Indemnity.

      Each Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) in connection with or arising out of the transactions under this Agreement and the other Loan Documents whether as the result of any Borrower's failure to observe, perform or discharge any Borrower's duties hereunder, the actions or omissions of any other Person or otherwise, except to the extent that such is determined by a final and non-appealable judgment or court order to have arisen from Lender's gross negligence or willful misconduct. In addition and without limitation of the foregoing, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

11.3  Modification of Agreement; Sale of Interest.

      This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrowers agree that they will use their best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrowers further agree that Lender may disclose credit information regarding Borrowers and their Subsidiaries to any potential participant or assignee.

11.4  Severability.

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.5  Successors and Assigns.

      This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender permitted under Section 11.3 hereof.

11.6  Cumulative Effect; Conflict of Terms.

      The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.7  Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

11.8  Notice.

      Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

          If to Lender:    Fleet Capital Corporation
                           200 Glastonbury Boulevard
                           Glastonbury, Connecticut 06033
                           Attention:  Northeast Loan Administrator
                          Facsimile No.: (860) 657-7759

          With a copy to:  Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, Massachusetts 02111
                           Attention:  Jeffery L. Keffer, Esq.
                          Facsimile No.: (617) 856-8201

          If to Borrower:  TMCI Electronics, Inc.
                           Touche Manufacturing, Inc.
                           Touche Electronics, Inc. and
                           Enterprise Industries, Inc.
                           1875 Dobbin Drive
                           San Jose, California 95133
                           Attention:  Rolando Loera, Chief Executive Officer
                          Facsimile No.:(408) 272-4621

          With a copy to:  Rosenblum, Parish & Isaacs
                           160 West Santa Clara Street, 15th Floor
                           San Jose, California 95113
                           Attention: Tom Chaffin, Esq.
                          Facsimile No.: (408) 280-2801

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

11.9  Intentionally Omitted.

11.10 Joint and Several Liability.

      All Loans, Letters of Credit and LC Guaranties made or issued hereunder are made to or for the benefit of each of the Borrowers. The Borrowers are jointly and severally, directly and primarily liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under this Agreement and the Loan Documents and Borrowers agree that such liability is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each Borrower jointly and severally, absolutely and unconditionally guaranties to Lender and agrees to be liable for the full and indefeasible payment and performance when due of all the Obligations. This guarantee is a continuing guarantee, and shall apply to all Obligations whenever arising.

11.11 Suretyship Waivers and Consents.

            (i) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons other than such Borrower (including the other Borrower) and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (a) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, this Agreement, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guarantees for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any Collateral, security or guarantees, and apply any Collateral or security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any Collateral or security therefor or guaranty thereof in any manner, consent to the transfer of any Collateral or security and bid and purchase at any sale; or (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

            (ii) Lender may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Borrower or to proceed upon or against or exhaust any Collateral or security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender to marshal assets in favor of any Borrower or any guarantor of the Obligations or to proceed against any other Borrower, and agrees that Lender may proceed against Borrowers or any Collateral in such order as Lender shall determine in its sole and absolute discretion.

            (iii) Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower agrees that Lender and each Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing enforceability of this Agreement. Each Borrower, as a joint and several Borrower hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability hereunder or the enforcement of the Obligations or any rights of Lender created or granted herein.

            (iv) Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any Collateral, other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any Borrower shall have any personal liability with respect thereto.

            (v) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Obligations; (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (c) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations as required herein);
      (d) any failure of Lender to marshall assets in favor of any Borrower; (e) any failure of Lender to give notice to any Borrower of sale or other disposition of Collateral of another Borrower or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Borrower securing the Obligations; (f) any failure of Lender to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Borrower, for any Obligation, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security of any Borrower for any Obligation; (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations of any Borrower or any security or guaranty therefor by operation of law or otherwise; (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower; (j) the avoidance of any lien or security interest in assets of any Borrower in favor of Lender for any reason; or (k) any action taken by Lender that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Lender to Borrowers under any Loan Document remains in effect, each Borrowers' indebtedness, claims and rights of subrogation, contribution, reimbursement, or indemnity against the other Borrowers shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives until such indefeasible payment any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lender.

            (vi) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by Lender which destroys, diminishes, or affects such Borrower's subrogation rights against the other Borrowers, or against any Guarantor, and/or (except as explicitly provided for herein) any rights to proceed against each other Borrower, or any other party liable to Lender, for reimbursement, contribution, indemnity, or otherwise.

            (vii) Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers otherwise may have against each other, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

11.12 Contribution Agreement.

      As an inducement to Lender to enter into the Loan Documents and to make the loans and extend credit to the Borrowers, each Borrower agrees to indemnify and hold the other harmless from and each shall have a continuing right of contribution against the other Borrowers, if and to the extent that a Borrower makes or is caused to make payments or contributions (from dispositions of its assets or otherwise) to the repayment and satisfaction of the Obligations in excess of the aggregate amount of Loan proceeds actually received and used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"). If an Accommodation Payment is made by a Borrower then the other Borrowers (such Borrowers being referred to as "Contributing Borrowers") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrowers from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of the Contributing Borrowers (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by Contributing Borrowers by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrowers by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%. These indemnification and contribution obligations shall be unconditional and continuing obligations of the Borrowers and shall not be waived, rescinded, modified, limited or terminated in any way whatsoever without the prior written consent of Lender, in its sole discretion. These indemnification and contribution obligations are subordinated to the prior indefeasible payment in full in immediately available funds of all Obligations.

11.13 Credit Inquiries.

      Borrowers hereby authorize and permit Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

11.14 Time of Essence.

      Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

11.15 Entire Agreement.

      This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

11.16 Interpretation.

      No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

11.17 GOVERNING LAW; CONSENT TO FORUM.

      THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN GLASTONBURY, CONNECTICUT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
CONNECTICUT: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CONNECTICUT, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CONNECTICUT. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OF CONNECTICUT SUPERIOR COURT JURIDICAL DISTRICT OF HARTFORD/NEW BRITAIN AT HARTFORD, CONNECTICUT, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT, HARTFORD DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ANY BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

11.18 WAIVERS BY BORROWERS.

      EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE
COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH ANY BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.19 PREJUDGEMENT REMEDY WAIVER; COMMERCIAL TRANSACTION.

      EACH BORROWER HEREBY WAIVES RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTION 52-278A, ET SEQ. AS AMENDED, PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS THE LENDER MAY HAVE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGEMENT REMEDIES AND/OR DEPRIVE BORROWERS OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF ANY BORROWER'S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST ANY BORROWER. EACH BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY AGENT AND LENDER, AND WAIVE ANY OBJECTION TO THE ISSUANCE OF SUCH PREJUDGMENT REMEDY BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS TO ANY ACTION BROUGHT BY ANY LENDER. EACH BORROWER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOANS EVIDENCED BY THIS AGREEMENT SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT SUCH LOANS CONSTITUTE A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT.

      IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument under seal on the day and year specified at the beginning of this Agreement.


ATTEST:                              TMCI ELECTRONICS, INC.
                                                    ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary           Name_________________________________
                                        Title__________________________________
[CORPORATE SEAL]

ATTEST:                              TOUCHE MANUFACTURING COMPANY, INC.
                                                                    ("Borrower")

                                     By ______________________________________
______________________________          Name_________________________________
Secretary/Assistant Secretary           Title _________________________________



ATTEST:                              TOUCHE ELECTRONICS, INC.
                                                     ("Borrower")

                                     By ______________________________________
______________________________          Name_________________________________
Secretary/Assistant Secretary           Title _________________________________


ATTEST:                              ENTERPRISE INDUSTRIES, INC.
                                                     ("Borrower")

                                     By ______________________________________
______________________________          Name_________________________________
Secretary/Assistant Secretary           Title _________________________________


ATTEST:                              TRINITY ELECTRONICS, INC.
                                                       ("Borrower")

                                     By ______________________________________
______________________________          Name_________________________________
Secretary/Assistant Secretary           Title _________________________________


                                        Accepted in Glastonbury, Connecticut

                                     FLEET CAPITAL CORPORATION
                                                     (Lender)

                                     By ______________________________________
                                          Robert M. Dailey,
                                          Vice President

                                     -14-
                                   APPENDIX A
                               GENERAL DEFINITIONS
      When used in the Loan and Security Agreement dated as of March 2, 1998, by and between Fleet Capital Corporation and TMCI, Inc., Touche Manufacturing Company, Inc., Touche Electronics, Inc., Enterprise Industries, Inc. and Trinity Electronics, Inc. the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      Account Debtor - any Person who is or may become obligated under or on account of an Account.

      Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by a Borrower or in which a Borrower now has or hereafter acquired any interest.

      Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrowers supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

                         any gain or loss arising from the sale of capital assets;

                         any gain arising from any write-up of assets;

                         earnings of any Subsidiary of any Borrower accrued prior to the date it became a Subsidiary;

                         earnings of any corporation, substantially all the assets of which have been acquired in any manner by any Borrower, realized by such corporation prior to the date of such acquisition;

                         net earnings of any business entity (other than a Subsidiary of a Borrower) in which any Borrower has an ownership interest unless such net earnings shall have actually been received by a Borrower in the form of cash distributions;

                         any portion of the net earnings of any Subsidiary of a Borrower which for any reason is unavailable for payment of dividends to any Borrower;

                         the earnings of any Person to which any assets of any Borrower shall have been sold, transferred of disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                         any gain arising from the acquisition of any Securities of any Borrower; and

                         any gain arising from extraordinary or non-recurring items.

      Adjusted Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets subsequent to December 31, 1996; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments;
(vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and
(viii) Accounts, notes and other receivables due from Affiliates or employees.

      Adjusted Tangible Net Worth - at any date means a sum equal to:

                         the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

      Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

      Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

      Availability - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

      Average Loan Balance - for any month, the amount obtained by adding the unpaid balance of the Revolving Credit Loans, Term Loans, Equipment Loans and LC Amounts at the end of each day for each day during the applicable month and by dividing such sum by the number of the days in such month.

      Bank - Fleet National Bank.

      Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                         $25,000,000 minus the unpaid principal balances of the Term Loans and the Equipment Loans at such date; or

                         an amount equal to:

                        (a) 85% of the net amount of Eligible Accounts outstanding at such date;

                                      PLUS

                        (b) the  lesser  of (1)  $6,000,000  or (2) 55%,  of the
         value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

                        For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

      Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut or the State of California or is a day on which banking institutions located in either of such states are closed.

      Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

      Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      Cash Flow - for any period, means TMCI's Consolidated (i) Adjusted Net Earnings from Operations for such period, plus (ii) depreciation and amortization expenses for such period, less (iii) unfinanced Capital Expenditures for such period, less (iv) current maturities and prepayments of long term Indebtedness that occur during such period and less (v) all Distributions made during such period, all as determined in accordance with GAAP.

      Change in Control - shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty (50%) percent of the total voting power of all classes of stock the outstanding of TMCI entitled to vote in the election of directors, or
(ii) a change in the Board of Directors of TMCI occurs in which individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose nomination for election by the shareholders of TMCI was approved by a vote of at least two-thirds of the directors at the beginning of such period or whose nomination and election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

      Closing  Date - the  date on  which  all of the  conditions  precedent  in
Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

      Code - the Uniform Commercial Code as adopted and in force in the State of Connecticut, as from time to time in effect.

      Collateral - all of the Property  and  interests in Property  described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

      Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

      Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP, excluding the Loans and current maturities of any long-term Indebtedness.

      Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      Default Rate - as defined in subsection 2.1.2 of the Agreement.

      Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

      Dominion Account - a special account of Lender established by Borrowers pursuant to the Agreement at a bank selected by Borrowers, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

      EBIT - with respect to any fiscal period, the sum of TMCI's Consolidated net earnings (or loss) before interest expense and taxes for said period as determined in accordance with GAAP.

      Eligible Account - an Account arising in the ordinary course of a Borrower's business from the sale of goods or rendition of services which Lender, in its reasonable credit judgment, deems to be an Eligible Account.
Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                         it arises out of a sale made by a Borrower to a Borrower or a Subsidiary or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower; or

                         it is unpaid for more than 60 days after the original due date shown on the invoice; or

                         it is due or unpaid more than 90 days after the original invoice date; or

                         50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                         the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts (or, in the case of LAM Research, 30% of the net amount of all Eligible Accounts), to the extent of such excess; or

                         any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                         the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                         the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                         it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                         it  arises  from a  sale  to the  Account  Debtor  on a
         bill-and-hold,   guaranteed  sale,  sale-or-return,   sale-on-approval,
         consignment or any other repurchase or return basis; or

                         the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower that generated such Account assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq., as amended); or

                         the Account is subject to a Lien other than a Permitted Lien; or

                         the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower that generated such Account and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                         the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                         Any Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                         Any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

      Eligible Equipment - shall mean Equipment acquired by a Borrower after the date hereof, which is in new and unused condition, located at Borrowers'
premises and reasonably acceptable to Lender for lending purposes. In determining such acceptability Lender may, but need not, rely on reports furnished to Lender by Borrowers, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. Without limiting the generality of the foregoing, Eligibility Equipment shall not include (a) Equipment at the premises of third parties or subject to a security interest or lien in favor of any third parties,
(b) Equipment which is not subject to Lender's perfected security interest, (c) fixtures, (d) defective Equipment (e) Equipment not used or usable in the ordinary course of a Borrower's business as presently conducted; provided, however, any Equipment which would otherwise be deemed Eligible Equipment at locations which are not owned and operated by Borrower may nevertheless be considered Eligible Equipment if Lender shall have received an agreement in writing, in form and substance satisfactory to Lender, from the owner and/or operator of such location, as the case may be, pursuant to which such owner and/or operator, if required by Lender: (I) acknowledges the first priority lien of Lender on such Equipment, (ii) agrees to waive any and all claims such owner and/or operator may, at any time, have against such Equipment and (iii) grants to Lender the right to enter and remain on the premises in order to exercise Lender's rights and remedies on terms acceptable to Lender. Any Equipment which Lender determines to be ineligible or unacceptable for lending purposes shall nevertheless be and remain at all times part of the Collateral.

      Eligible Equipment Cost - shall mean the price paid by a Borrower for Eligible Equipment, including software that is an integral part thereof and that is sold as part of the purchase price and not an add-on, but excluding any and all "soft costs", as reasonably determined by Lender, including, without limitation, shipping, engineering, labor, installation, setup, testing and other software costs and expenses and further excluding all commissions, fees and sales, excise and other taxes.

      Eligible Inventory - such Inventory of Borrowers (other than packaging materials and supplies) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                         it is not raw materials or finished goods that is, in Lender's opinion, readily marketable in its current form; or

                         it is not in good, new and saleable condition; or

                         it is slow-moving, obsolete or unmerchantable; or

                         it does not meet all standards imposed by any governmental agency or authority; or

                         it does not conform in all respects to the warranties and representations set forth in the Agreement,

                         it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                         it is not situated at a location in compliance with the Agreement or is in transit.

      Environmental Claim shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to the environment.

      Environmental Laws shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

      Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

      Equipment Loans - the Loans to be made by Lender to Borrowers pursuant to subsection 1.2.2 of the Agreement.

      Equipment Note - the Equipment Promissory Note to be executed by Borrowers in favor of Lender as provided in Section 2.2(B) of the Agreement, which shall be in the form of Exhibit A-3 to the Agreement.

      ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

      Event of Default - as defined in Section 10.1 of the Agreement.

      GAAP - generally accepted account principles in the United States of America in effect from time to time.

      General Intangibles - all personal property of each Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by any Borrower.

      Indebtedness - as applied to a Person means, without duplication all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, all obligations of other Persons which such Person has guaranteed,

                         all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and in the case of Borrower (without duplication), the Obligations.

      Hazardous Material shall mean, collectively, (a) any petroleum or petroleum products, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's") in concentrations that are regulated under the Toxic Substances Control Act, as amended, or any other Environmental Law,
(b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

      Inventory - all of each Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

      Investment Property - all investment property, financial assets, certificated and uncertificated securities, securities accounts, securities entitlements, commodities contracts and commodities accounts of the Borrowers, whether now owned or hereafter acquired or created by Borrowers.

      LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

      LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by a Borrower of its reimbursement obligation under any letter of credit.

      Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

      LIBOR Loans - any portion of the Revolving Credit Loans, the Term Loan or Equipment Loans on which Borrowers elect pursuant to Section 3.1.1 of this Agreement, to pay interest during the LIBOR Interest Period applicable thereto at a fixed rate of interest based on the LIBOR Rate.

      LIBOR Interest Period - with respect to each LIBOR Loan, the period commencing on (and including) the date that such LIBOR Loan is made and ending on (but excluding) the numerically corresponding date in the first, second, third or sixth month thereafter, as Borrowers may elect in the applicable request for such LIBOR Loan, provided that:

      (i) any LIBOR Interest Period (other than a LIBOR Interest period determined pursuant to paragraph (iii) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest period shall end on the next preceding Business Day.

      (ii) any LIBOR Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month, in which case such LIBOR Interest period shall end on the next preceding Business Day of the appropriate subsequent calendar month, and

      (iii) any LIBOR Interest Period which begins before the last day of the Original Term or any Renewal Term, as applicable, and would otherwise end after the last day of the Original Term or such Renewal Term shall end on the last day of the Original Term or such Renewal Term.

      LIBOR Rate - with respect to any LIBOR Interest Period, the rate per annum determined by Lender on the basis of the offered rate for deposits in United States dollars in the London Interbank Market of an amount equal to or comparable to the amount of the LIBOR Loan to which such LIBOR Interest Period relates offered for a term comparable to such LIBOR Interest Period as of 1:00 p.m. Boston, Massachusetts time two (2) Business Days period to the first day for such LIBOR Interest Period. The LIBOR Rate shall be adjusted to the next higher 1/8th of 1 percent equal to the quotient of (a) the rate set forth in the previous sentence, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of the reserve requirements current on the day that it is two Business Days prior to the beginning of the LIBOR Interest Period under any regulation promulgated by the Board of Governor of the Federal Reserve System (or any other governmental authority having jurisdiction over Lender) as in effect from time to time, dealing with reserve requirements prescribed for LIBOR funding including any reserve requirements with respect to "Eurocurrency" liabilities having a term approximately equal to or comparable with the LIBOR Interest Period under Regulation D of the Board of Governors of the Federal Reserve System.

      Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

      Loan Documents - the Agreement, the Other Agreements and the Security Documents.

      Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

      Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to a Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to a Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of a Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by a Borrower.

      Multiemployer  Plan - has the meaning set forth in Section 4001(a)(3) of
      -------------------
ERISA.

      Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any and all Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

      Original Term - as defined in Section 4.1 of the Agreement.

      Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

      Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Borrowing Base.

      Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

      Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers at the time outstanding, does not exceed $1,800,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

      Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.
      Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

      Projections - Borrowers' forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
(d) capitalization statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      Prime Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Prime Rate.

      Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      Purchase Documents - the agreements, documents and instruments relating to the acquisitions of Trinity Electronics, Inc., First Sources, Inc. and D.C. Electronics, Inc.

      Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

      Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

      Release shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

      Rentals - as defined in subsection 8.2.12 of the Agreement.

      Renewal Terms - as defined in Section 4.1 of the Agreement.

      Reportable  Event - any of the events  set forth in  Section  4043(b) of
      -----------------
ERISA.

      Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                         investments in one or more Subsidiaries of Borrowers to the extent existing on the Closing Date;

                         Property to be used in the ordinary course of business;

                         Current Assets arising from the sale of goods and services in the ordinary course of business of Borrowers and their Subsidiaries;

                         investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                         investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                         investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

      Revolving  Credit  Loan - a Loan made by Lender as  provided  in Section
      -----------------------
2.1 of the Agreement.

      Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

      Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      Security Documents - the Pledge and Security Agreement, Patent Security Agreement, Trademark Security Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

      Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

      Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

      Subordination Agreement - a Subordination Agreement to entered into among Borrower, Lender and the holders of Subordinated Debt in form and substance satisfactory to Lender.

      Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

      Term Loan - A - the loan described in Section 1.2.1 of the Agreement.

      Term Loan - B - the Loan described in subsection 1.2.2 of the Agreement.

      Term Notes- the Secured Promissory Notes to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loans, which shall be in the form of Exhibit A-1 and Exhibit A-2 to the Agreement.

      Total Credit Facility - $25,000,000.

      Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      Working Capital - at any date means Current Assets minus Current Liabilities.

      Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

      Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS

Exhibit A-1     Term Note - A
Exhibit A-2     Term Note - B
Exhibit A-2     Equipment Note
Exhibit B       Borrower's and each Subsidiary's Business Locations
Exhibit C       Jurisdictions in which Borrower and each Subsidiary is
                Authorized to do Business
Exhibit D       Capital Structure of Borrower
Exhibit E       Corporate Names
Exhibit F       Tax Identification Numbers of Subsidiaries
Exhibit G       Patents, Trademarks, Copyrights and Licenses
Exhibit H       Contracts Restricting Borrower's Right to Incur Debts
Exhibit I       Litigation
Exhibit J       Capitalized Leases
Exhibit K       Operating Leases
Exhibit L       Pension Plans
Exhibit M       Labor Contracts
Exhibit N       Compliance Certificate
Exhibit O       Permitted Liens
Exhibit P       Environmental
Exhibit Q       Broker's Fee
Exhibit R       Options

                                       A-3
                            SECURED PROMISSORY NOTE-A
$4,700,000.00
March 2, 1998
                                                      Glastonbury, Connecticut

      FOR VALUE RECEIVED, each of the undersigned (hereinafter collectively, the "Borrowers"), hereby jointly and severally promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $4,700,000.00, together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to
 .50% above the Prime Rate.

      This Secured Promissory Note (the "Note") is the Term Note-A referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrowers and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      The rate of interest in effect hereunder shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the date that any such change in the Prime Rate occurs. Interest shall be computed in the manner provided in Section 2 of the Loan Agreement. The interest rate margin of .50% above the Prime Rate is subject to reduction in the manner provided in Section 2.1.4 of the Loan Agreement and, under the circumstances set forth in Section 2.1.5 of the Loan Agreement all, or a portion, of the outstanding principal amount of this Note may bear interest based upon the LIBOR Rate.

      For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                         Interest shall be due and payable monthly, in
arrears, on the first day of each month, commencing on April 1, 1998, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                         Principal shall be due and payable monthly
commencing on April 1, 1998, and continuing on the first day of each month thereafter to and including the first day of March, 2003, in installments of $55,952.38 each; and

                         The entire remaining principal amount then
outstanding, together with any and all other amounts due hereunder, shall be due and payable on March 2, 2003.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

      Borrowers shall pay a late payment fee equal to 5% of the amount of any installment of principal or interest, or both, required hereunder which is received by Lender more than 10 days after the due date thereof.

      Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrowers, for themselves and their legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

      EACH BORROWER HEREBY WAIVES RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTION 52-278A, ET SEQ. AS AMENDED, PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS THE LENDER MAY HAVE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGEMENT REMEDIES AND/OR DEPRIVE BORROWERS OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF ANY BORROWER'S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST ANY BORROWER. EACH BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY AGENT AND LENDER, AND WAIVE ANY OBJECTION TO THE ISSUANCE OF SUCH PREJUDGMENT REMEDY BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS TO ANY ACTION BROUGHT BY ANY LENDER. EACH BORROWER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOANS EVIDENCED BY THIS AGREEMENT SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT SUCH LOANS CONSTITUTE A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT.

      IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered for acceptance by Lender in Glastonbury, Connecticut on the date first above written.

ATTEST:                              TMCI ELECTRONICS, INC.,
                                     a Delaware corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TOUCHE MANUFACTURING COMPANY, INC.
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TOUCHE ELECTRONICS, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              ENTERPRISE INDUSTRIES, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                                 TRINITY ELECTRONICS, INC.,
                                        a California corporation ("Borrower")

                                        By_____________________________________
______________________________          Name_________________________________
Secretary/Assistant Secretary           Title _________________________________

                            SECURED PROMISSORY NOTE-B
$2,000,000.00                                                    March 2, 1998
                                                      Glastonbury, Connecticut

      FOR VALUE RECEIVED, each of the undersigned (hereinafter collectively, the "Borrowers"), hereby jointly and severally promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $2,000,000.00, together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to 1.50% above the Prime Rate.

      This Secured Promissory Note (the "Note") is the Term Note-B referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrowers and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement. The interest rate margin of 1.50% above the Prime Rate is subject to reduction in the manner provided in Section 2.1.4 of the Loan Agreement and, under the circumstances set forth in Section 2.1.5 of the Loan Agreement all, or a portion, of the outstanding principal amount of this Note may bear interest based upon the LIBOR Rate.

      The rate of interest in effect hereunder shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the date that any such change in the Prime Rate occurs. Interest shall be computed in the manner provided in Section 2 of the Loan Agreement.

      For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                         Interest shall be due and payable monthly, in
arrears, on the first day of each month, commencing on April 1, 1998, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                         Principal shall be due and payable monthly
commencing on April 1, 1998, and continuing on the first day of each month thereafter to and including the first day of March, 2003, in installments of $33,333.33 each; and

                         The entire remaining principal amount then
outstanding, together with any and all other amounts due hereunder, shall be due and payable on March 2, 2003 .

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

      Borrowers shall pay a late payment fee equal to 5% of the amount of any installment of principal or interest, or both, required hereunder which is received by Lender more than 10 days after the due date thereof.

      Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrowers, for themselves and their legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agrees that, without releasing or impairing Borrowers' liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered for acceptance by Lender in Glastonbury, Connecticut on the date first above written.

ATTEST:                              TMCI ELECTRONICS, INC.,
                                     a Delaware corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TOUCHE MANUFACTURING COMPANY, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TOUCHE ELECTRONICS, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              ENTERPRISE INDUSTRIES, INC.
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TRINITY ELECTRONICS, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________

                                       A-3
                             SECURED PROMISSORY NOTE
$4,000,000.00                                                    March 2, 1998
                                                      Glastonbury, Connecticut

      FOR VALUE RECEIVED, each of the undersigned (hereinafter collectively the "Borrowers"), hereby jointly and severally promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $4,000,000.00 or such amount as may be advanced from time to time to Borrowers as Equipment Loans under the Loan Agreement (as hereinafter defined), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to .50% above the Prime Rate.

      This Secured Promissory Note (the "Note") is the Equipment Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrowers and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement. The interest rate margin of
 .50%  above the Prime Rate is subject to  reduction  in the manner  provided  in
Section 2.1.4 of the Loan Agreement and,  under the  circumstances  set forth in
Section 2.1.5 of the Loan Agreement all, or a portion, of the outstanding principal amount of this Note may bear interest based upon the LIBOR Rate.

      The rate of interest in effect hereunder shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the date that any such change in the Prime Rate occurs. Interest shall be computed in the manner provided in Section 2 of the Loan Agreement.

      For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                         Interest shall be due and payable monthly, in
arrears, on the first day of each month, commencing on April 1, 1998, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                         Principal shall be due and payable monthly
commencing on April 1, 1998, and continuing on the first day of each month thereafter to and including the first day of March, 2003, in installments equal to 1/84th of the aggregate amount theretofore advanced to Borrowers as Equipment Leases; and

                         The entire remaining principal amount then
outstanding, together with any and all other amounts due hereunder, shall be due and payable on March 2, 2003.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

      Borrowers shall pay a late payment fee equal to 5% of the amount of any installment of principal or interest, or both, required hereunder which is received by Lender more than 10 days after the due date thereof.

      Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrowers, for themselves and their legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered and accepted in Glastonbury, Connecticut on the date first above written.

ATTEST:                              TMCI ELECTRONICS, INC.,
                                     a Delaware corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TOUCHE MANUFACTURING COMPANY, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TOUCHE ELECTRONICS, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              ENTERPRISE INDUSTRIES, INC.,
                                     a California corporation ("Borrower")

______________________________       By________________________________________
Secretary/Assistant Secretary        Title_____________________________________


ATTEST:                              TRINITY ELECTRONICS, INC.,
                                     a California corporation ("Borrower")

                                     By________________________________________
Secretary/Assistant Secretary        Title_____________________________________